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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): FEBRUARY 29, 2008

                           TECUMSEH PRODUCTS COMPANY
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             (Exact name of registrant as specified in its charter)

         MICHIGAN                       0-452                    38-1093240
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)


              100 EAST PATTERSON STREET
                 TECUMSEH, MICHIGAN                               49286
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     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c)
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ITEM 7.01  REGULATION FD DISCLOSURE


    Reversion of Salaried Pension Plan

As previously announced, we are in the process of executing a conversion of our Salaried Retirement Plan to a new plan. The old plan is substantially over-funded. We previously expected that this conversion would make net cash available to us in the amount of approximately $55 million. We now expect, however, that the conversion will yield cash proceeds of approximately $80 million, which represents gross proceeds of $100 million net of excise tax of $20 million. The net proceeds will be higher than we previously expected because the old plan was able to purchase annuities to fund its future obligations for a lower premium than we had estimated, due in part to the final actuarial assumptions being more favorable than those we used for purposes of our original estimate.

The arrangements we have made will fully secure the benefits payable under the old plan and will also fund the new plan, without additional annual contributions, for approximately six to eight future years.

As we also announced previously, the pension reversion will adversely affect our results of operations due to the recognition of the excise tax referenced above, net of gain on the termination of $9 million, for a total expense impact in 2008
of approximately $11 million.   In addition, we anticipate a reduction in net
period income. The reduction in income, however, has been more than mitigated by other actions taken to reduce the overall cost of benefits and due to personnel reductions. Taking into account the cost of all retiree benefits, both pensions and other post-retirement benefits, total expected income to be recognized in 2008, other than curtailment gains and losses and excluding potential changes in actuarial assumptions, is expected to be approximately $12 million versus $15 million in 2007.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TECUMSEH PRODUCTS COMPANY


Date: February 29, 2008                   By  /s/ James S. Nicholson
                                              --------------------------
                                              James S. Nicholson
                                              Vice President, Treasurer and
                                              Chief Financial Officer

NOTE: The information in this report is not to be deemed "filed" for purposes of
Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless the registrant specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.